CENTRAL AND SOUTH WEST CORPORATION
                         CONSOLIDATED RETAINED EARNINGS
                               As of June 30, 1999
                                   (UNAUDITED)

                                                                      (millions)

Retained Earnings at Beginning of Year                                  $ 1,823
    Net income
          CSW International Two, Inc.                                        44
          Non-exempt entities                                               104
     Deduct:  Dividends paid                                               (186)
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Retained Earnings at June 30, 1999                                      $ 1,785
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